Exhibit 99.1

NEWS RELEASE

Contact:	Stacy Feit
Investor Relations
Tel: 213-486-6549
Email: investor_relations@mflex.com

MFLEX ANNOUNCES PRELIMINARY FISCAL 2013 FIRST

QUARTER FINANCIAL RESULTS

Irvine, CA, January 14, 2013 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, today reported preliminary financial results for its fiscal first quarter ended December 31, 2012.

The Company expects net sales in the first quarter of fiscal 2013 to be above the Company’s guidance range at approximately $290 million, up 21 percent from net sales of $239.3 million in the same quarter last year. Gross margin during the first quarter of fiscal 2013 is expected to be approximately 8.5 percent, below the Company’s guidance range, compared to 12.2 percent for the same period in the prior year. MFLEX expects to provide its complete financial results and business outlook in its earnings release and conference call on February 7, 2013.

Reza Meshgin, Chief Executive Officer of MFLEX commented, “We generated record revenues during the first quarter reflecting strong demand from both our existing and new customers. Sales to new customers more than doubled sequentially.”

Mr. Meshgin continued, “We had strong operational performance throughout the quarter however toward the end of the quarter, we scaled back production. While this prudent business decision enabled us to successfully manage our working capital, including a reduction in work in process and finished goods inventory and an increase in our cash balance to over $92 million, the idled labor costs and manufacturing capacity were expensed rather than capitalized as inventory. This, coupled with unfavorable product mix, impacted our gross margin. Looking ahead to the second quarter, we expect a seasonal decline in revenue. Although we continue to work on cost improvements, including reduced headcount levels, we also anticipate a sequential decline in gross margin based on the lower anticipated revenues and overhead absorption, resulting in break-even or slightly negative net earnings.”

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About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The Company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding: revenues; net sales; sales; net income; profitability; gross margins; cost improvements; headcount levels; overhead absorption; demand for the Company’s products; and labor utilization. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the Company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “forecast,” “guidance,” “preliminary,” “scheduled,” “assume,” “can,” “will,” “plan,” “should,” “expect,” “estimate,” “aim,” “intend,” “look,” “project,” “foresee,” “target,” “anticipate,” “may,” “believe,” or similar words. Actual events or results may differ materially from those stated or implied by the Company’s forward-looking statements as a result of a variety of factors including the effect of the economy on the demand for electronic devices; the Company’s success with new and current customers, those customers’ success in the marketplace and usage of flex in their products; demand for the Company’s products; product mix; the Company’s ability to diversify and expand its customer base and markets; the Company’s effectiveness in managing manufacturing processes, costs and yields; the ramping and launch of new programs; currency fluctuations; pricing pressure; the Company’s ability to manage quality assurance; Company workforce issues; the degree to which the Company is able to utilize available manufacturing capacity, enter into new markets and execute its strategic plans; electricity, material and component shortages; the impact of natural disasters, competition and technological advances; the outcome of tax audits; labor issues in the jurisdictions in which the Company operates; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2012. These forward-looking statements represent management’s judgment as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements.

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